SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 24, 2003
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W. Byron Center, MI (Address of principal executive office)		49315 (Zip Code)

Registrant's telephone number, including area code: (616) 878-1591

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press Release dated July 24, 2003.

Item 9.         Regulation FD Disclosure.

        On July 24, 2003, O.A.K. Financial Corporation issued a press release announcing 2003 second quarter and year-to-date. A copy of the press release is attached as Exhibit 99.1.

        This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 24, 2003	O.A.K. FINANCIAL CORPORATION (Registrant)
	By	/s/ James A. Luyk James A. Luyk Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99.1	Press Release Dated July 24, 2003.

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EXHIBIT 99.1

July 24, 2003

OAK Financial Corporation Reports Improved Second Quarter 2003 and Year-to-date Results

Byron Center, MI — OAK Financial Corporation (OKFC), a West Michigan based bank holding company, reported its second quarter 2003 results showing improvement in several key areas of financial performance. Net income improved over 1500% to $1,115,000, or $.55 per share, compared to $67,000, or $.03 per share for the same period last year. Return on equity, a measure of how effective the company is managing its business, improved to 8.41% for the second quarter 2003 compared to .52% for the second quarter 2002. The return on average assets was .85% for second quarter 2003 compared to 0.05% for the same period last year. Year-to-date 2003, net income and ROE were $1,786,000 and 6.81% compared to $1,431,000 and 5.71% year-to-date 2002. Year-to-date earnings per share increased 26% from $0.70 in 2002 to $0.88 in 2003.

“We are continuing to address the issues that have affected the performance of our company. Progress is evident in our improved second quarter and year-to-date earnings,” said Patrick K. Gill, president and chief executive officer of OAK Financial Corporation. “In addition, asset quality – one of our primary concerns – has improved substantially. We have assembled a team of highly capable financial professionals to lead our company and, while much remains to be accomplished, I believe that we are taking the actions necessary to produce a sustained improvement in our overall performance.”

Net income for the second quarter 2003 increased significantly from the prior year due to a $2,045,000 reduction in the loan loss provision and a $282,000 increase in non-interest income. This was partially offset by a $333,000 reduction in net interest income, $397,000 increase in non-interest expenses and a $549,000 increase in federal income tax expense. CFO Jim Luyk stated, “Outstanding work by our commercial loan team to improve the quality of our loan portfolio has enabled us to significantly reduce our loan loss provision, which is reflected in our improved second quarter earnings.” Year-to-date net income improved as a result of a $2,120,000 reduction in the provision for loan losses and $143,000 increase in non-interest income, partially off-set by a $1,014,000 reduction in net interest income, $678,000 increase in non-interest expenses and a $216,000 increase in federal income tax.

Net interest income declined in the second quarter and for the year-to-date period. The net interest margin compression continues to reflect the significant commercial loan refinancing and an unusually high balance of fed funds sold, which are currently earning 1.00%. The increase in fed funds sold is a result of a decline in loan balances. The net interest margin was 3.72% in the second quarter compared to 4.12% in the second quarter of 2002. The second quarter net interest income and net interest margin include $212,000 in commercial loan pre-payment penalties and $177,000 in interest income on paid-off loans that were previously reported on non-accrual. The year-to-date net interest margin was 3.70% compared to 4.25% for the same period a year ago. The net interest margin is not expected to improve in the near term as general interest rates are at historic lows and are not expected to rise significantly in the next several quarters.

Asset quality continues to improve. Total non-performing assets have declined to 1.70% from 1.77% a year ago and 2.47% at year-end. At the end of the second quarter total non-performing assets was $3,030,000 lower than at the end of the first quarter and 37% lower than at December 2002. The provision for loan losses, which is charged against earnings, was reduced to zero in the second quarter 2003 and was 80% lower year-to-date 2003 versus 2002 due to this improvement. While the general economic conditions have a direct influence on asset quality, improvements in underwriting and loan administration are expected to result in continued improvement in overall asset quality.

Non-interest income increased 23% in the second quarter of 2003 compared to the second quarter of 2002 and increased 5% for the year-to-date period. The improvement in non-interest income for the second quarter of 2003 includes increases of 15% in deposit service charges, 6% in insurance revenue, 31% in brokerage fees, and 29% in mortgage banking related fees. The year-to-date improvement in non-interest income is a result of a 17% increase in deposit service charges, 15% increase in insurance premium income, 8% increase in brokerage fees partially off-set by a 15% reduction in mortgage related fees due to increased amortization and impairment of mortgage servicing rights.

Non-interest expense increased in the second quarter of 2003 and the year-to-date period by 10% and 8% respectively. The higher expense levels in both the second quarter and year-to-date period reflect growth in salary and benefit expense and FDIC premiums associated with the bank’s previously announced regulatory rating. The increase in personnel costs is associated with building a highly qualified and experienced management team. Recent improvement in the bank’s regulatory rating will result in a substantial reduction of the bank’s FDIC insurance expense in the third quarter.

Total assets declined 3% to $520 million at June 30, 2003 from $537 million at December 31, 2002. Total loans declined 8% and investments increased 15% from December. Total commercial loans declined $24 million, or 10%, which includes a $6 million, or 76% reduction in loans on non-accrual status. Total consumer installment loans declined $10 million, or 19%, which includes an $8 million, or 25% reduction of indirect consumer loans. As reported earlier, the decline in total loans was expected as a result of exiting the indirect consumer loan business and aggressive management of non-performing loans. The rate of decline in the total loan portfolio is expected to slow in the third quarter and loan growth is expected to resume during the fourth quarter of 2003. Excluding time deposits over $100,000, which declined $15 million, or 15%, core deposits increased $3 million, or 1% from December 2002. The company continues to be well capitalized with an equity-to-asset ratio of 10.4% at June 30, 2003 compared to 9.8% at December 31, 2002.

Mr. Gill concluded, “Our second quarter results reflect the hard work of all our employees. We are beginning to gain momentum and I am confident that we are building the foundation for a bright future.”

O.A.K. Financial Corporation (the “Corporation”) is a single bank holding company, which owns O.A.K. ELC and Byron Center State Bank (the “Bank”). O.A.K. ELC is an employee leasing company that leases employees to Byron Center State Bank, O.A.K. Financial Services and Dornbush Insurance Agency. The Bank has eleven banking offices serving eleven communities in Kent, Ottawa and Allegan Counties. The Bank owns a subsidiary, O.A.K. Financial Services, which offers mutual fund products, securities brokerage services, retirement planning services, investment management and advisory services. O.A.K. Financial Services in turn owns Dornbush Insurance Agency, which sells property and casualty, life, disability and long-term care insurance products. For information regarding stock transactions, please contact Kent King Securities at 1-888-804-8891 or Howe Barnes at 1-800-800-4693.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” and “expect” ” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future improvements in performance and asset quality as well as growth of the loan portfolio. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

##########

For more information, please contact:
                Pat Gill, president & CEO at (616) 662-3113, or
                Jim Luyk, chief financial officer at (616) 662-3124
                OAK Financial Corporation, Byron Center, Mich.

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              O.A.K. FINANCIAL CORPORATION                               CONSOLIDATED BALANCE SHEETS
                     AND SUBSIDIARY
---------------------------------------------------------------------------------------------------------------------
                (Dollars in thousands)
                                                                                  June 30,           December 31,
                                                                                    2003                 2002
       ASSETS                                                                   (Unaudited)
                                                                            --------------------  -------------------
   Cash and due from banks...............................................         $12,693              $17,329
   Federal funds sold....................................................          40,681               39,675
                                                                                   ------               ------
   Cash and cash equivalents.............................................          53,374               57,004

   Available-for-sale securities.........................................          93,424               81,125

   Total Loans ..........................................................         345,738              377,567
   Allowance for loan losses.............................................         (8,433)              (8,398)
                                                                                  -------              -------
   Net Loans.............................................................         337,305              369,169

   Loans held for sale...................................................           6,883                1,896
   Accrued interest receivable...........................................           2,472                2,908
   Premises and equipment, net...........................................          14,623               15,010
   Restricted investments................................................           2,927                2,900
   Other assets..........................................................           9,800                7,460
                                                                                    -----                -----

   Total assets..........................................................        $520,808             $537,472
                                                                                 ========             ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits
   Interest bearing......................................................        $327,453             $344,790
   Non-interest bearing..................................................          58,761               52,622
                                                                                   ------               ------

   Total deposits........................................................         386,214              397,412

   Securities sold under agreements to repurchase
     and federal funds purchased.........................................          42,341               47,896
   Borrowed funds........................................................          34,000               35,000
   Other liabilities.....................................................           4,301                4,558
                                                                                    -----                -----

   Total liabilities.....................................................         466,856              484,866

   Stockholders' equity
   Common stock, $1 par value; 4,000,000 shares authorized;
     2,040,780 shares issued and outstanding ............................           2,041                2,041
   Additional paid-in capital............................................           6,297                6,307
   Retained earnings.....................................................          44,012               42,716
   Accumulated other comprehensive income ...............................           1,881                1,868
   Unallocated common stock held by ESOP.................................           (279)                (326)
                                                                                    -----                -----

   Total stockholders' equity............................................          53,952               52,606
                                                                                   ------               ------

   Total liabilities and stockholders' equity............................        $520,808             $537,472
                                                                                 ========             ========

                 O.A.K. FINANCIAL CORPORATION                                 CONSOLIDATED STATEMENTS OF INCOME
                       AND SUBSIDIARY
------------------------------------------------------------ ------------------------------------------------------------------
        (Dollars in thousands except per share data)                          Three Months and Six Months ended
                                                                                    June 30, 2003 and 2002
                                                                                         (Unaudited)
                                                                     Three Months                      Six Months
                                                                     ------------                      ----------
                     Interest Income                            2003             2002            2003             2002
                                                                ----             ----            ----             ----
Interest and fees on loans.............................         $6,050           $7,105          $12,199          $14,542
Available-for-sale securities..........................            812              832            1,673            1,676
Restricted investments.................................             41               45               82               88
Federal funds sold.....................................             78                4              159               13
                                                                    --                -              ---               --

Total interest income..................................          6,981            7,986           14,113           16,319
                                                                 -----            -----           ------           ------

                     Interest expense
Deposits...............................................          1,990            2,572            4,155            5,129
Borrowed funds.........................................            441              503              886            1,075
Securities sold under agreements to repurchase.........            131              159              291              320
                                                                   ---              ---              ---              ---

Total interest expense.................................          2,562            3,234            5,332            6,524
                                                                 -----            -----            -----            -----

Net interest income....................................          4,419            4,752            8,781            9,795

Provision for loan losses..............................              -            2,045              525            2,645
                                                                   ---            -----              ---            -----

Net interest income after provision for loan losses....          4,419            2,707            8,256            7,150
                                                                 -----            -----            -----            -----

                   Non-interest income
Service charges on deposit accounts....................            544              472            1,036              888
Net gain on sales of loans held for sale...............            932              336            1,589            1,040
Amortization of mortgage servicing rights..............          (639)            (119)          (1,037)            (353)
Impairment of mortgage servicing rights................              -                -             (75)                -
Loan servicing fees....................................            143              121              299              223
Net gain on sales of available-for-sale securities.....              1               33                1               81
Insurance premiums.....................................            274              258              679              591
Brokerage fees.........................................             97               74              141              131
Other..................................................            163               58              221              110
                                                                   ---               --              ---              ---

Total non-interest income..............................          1,515            1,233            2,854            2,711
                                                                 -----            -----            -----            -----

                  Non-interest expenses
Salaries...............................................          1,986            1,740            3,831            3,557
Employee benefits......................................            425              426            1,009              931
Occupancy (net)........................................            335              301              637              593
Furniture and fixtures.................................            286              250              557              504
Other..................................................          1,340            1,258            2,623            2,394
                                                                 -----            -----            -----            -----

Total non-interest expenses............................          4,372            3,975            8,657            7,979
                                                                 -----            -----            -----            -----

Income before federal income taxes.....................          1,562             (35)            2,453            1,882

Federal income taxes...................................            447            (102)              667              451
                                                                   ---            -----              ---              ---

Net income.............................................         $1,115              $67           $1,786           $1,431
                                                                ======              ===           ======           ======

                 Income per common share:
Basic..................................................          $0.55            $0.03            $0.88            $0.70
                                                                 =====            =====            =====            =====
Diluted................................................          $0.55            $0.03            $0.88            $0.70
                                                                 =====            =====            =====            =====

OAK Financial Corporation
Consolidated Financial Highlights
(Unaudited)
 (dollars in thousands except per share data)
                                                          2nd Qtr       1st Qtr      4th Qtr       3rd Qtr       2nd Qtr
Earnings                                                    2003         2003          2002          2002          2002
--------                                               ----------------------------------------------------------------------
 Net interest income                                           $4,419       $4,362        $4,583        $4,747        $4,752
 Provision for loan losses                                         $0         $525          $825          $600        $2,045
 Noninterest income                                            $1,515       $1,339        $2,013        $1,865        $1,232
 Noninterest expense                                           $4,372       $4,285        $4,415        $3,981        $3,975
 Net income                                                    $1,115         $671          $922        $1,425           $67
 Basic earnings per share                                       $0.55        $0.33         $0.46         $0.70         $0.03
 Diluted earnings per share                                     $0.55        $0.33         $0.46         $0.70         $0.03
 Average shares outstanding                                     2,035        2,035         2,034         2,034         2,034

Performance Ratios
------------------
 Return on average assets                                       0.85%        0.51%         0.68%         1.08%         0.05%
 Return on average equity                                       8.41%        5.17%         6.99%        11.07%         0.52%
 Net interest margin (tax-equivalent)                           3.72%        3.68%         3.78%         4.00%         4.12%
 Efficiency ratio                                               72.3%        73.7%         65.9%         59.2%         65.2%
 Full-time equivalent employees                                   201          201           203           200           201
 Ending equity to ending assets                                10.36%       10.00%         9.79%         9.72%         9.74%
 Book value per share                                          $26.51       $25.96        $25.86        $25.55        $24.66

Asset Quality
-------------
 Net loans charged-off                                            $35         $456        $1,059          $394          $911
 Net charge-offs to total average loans                         0.04%        0.50%         1.08%         0.40%         0.92%
 Nonperforming Assets                                          $5,885       $8,915        $9,308        $9,515        $6,990
 Nonperforming Assets to total loans                            1.70%        2.43%         2.47%         2.40%         1.77%
 Allowance for loan losses to total loans                       2.44%        2.31%         2.22%         2.14%         2.13%

                                                            YTD           YTD
Earnings                                                 June 2003     June 2002
--------                                               ----------------------------
 Net interest income                                           $8,781       $9,795
 Provision for loan losses                                       $525       $2,645
 Noninterest income                                            $2,854       $2,711
 Noninterest expense                                           $8,657       $7,979
 Net income                                                    $1,786       $1,431
 Basic earnings per share                                       $0.88        $0.70
 Diluted earnings per share                                     $0.88        $0.70
 Average shares outstanding                                     2,035        2,034

Performance Ratios
------------------
 Return on average assets                                       0.68%        0.56%
 Return on average equity                                       6.81%        5.71%
 Net interest margin (tax-equivalent)                           3.70%        4.25%
 Efficiency ratio                                               73.0%        62.6%
 Full-time equivalent employees                                   201          201
 Ending equity to ending assets                                10.36%        9.74%
 Book value per share                                          $26.51       $24.66

Asset Quality
-------------
 Net loans charged-off                                           $491       $1,202
 Net charge-offs to total average loans                         0.27%        0.62%
 Nonperforming Assets                                          $5,885       $6,990
 Nonperforming Assets to total loans                            1.70%        1.77%
 Allowance for loan losses to total loans                       2.44%        2.13%